EXHIBIT 11
                                   ----------

INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees of the SCM INVESTMENT TRUST and the Shareholders of SCM STRATEGIC GROWTH FUND:

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement (No. 333-49831) of SCM Strategic Growth Fund of our report dated June 9, 1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement.




Deloitte & Touche LLP

Pittsburgh, Pennsylvania
June 19, 1998